UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 03, 2006 (Date of earliest event reported)
LML Payment Systems Inc. (Exact name of registrant as specified in its charter)

Yukon Territory (State or other jurisdiction of incorporation)	0-13959 (Commission File Number)	###-##-#### (IRS Employer Identification Number)

1680 - 1140 West Pender Street, Vancouver, BC (Address of principal executive offices)		V6E4G1 (Zip Code)
604-689-4440 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

LML Patent Corp., an indirect wholly-owned subsidiary of LML Payment Systems Inc. (collectively, the "Registrant") entered into a Settlement and License Agreement (the "Agreement") with Electronic Clearing House, Inc., and its wholly-owned subsidiary, XpressCheX, Inc. (collectively, "ECHO"). The Agreement is effective April 3, 2006.

In connection with the Agreement, ECHO agreed to pay the Registrant a Release Fee in an amount equal to $400,000 U.S. for a release from any and all causes of action related to the Registrant's Licensed Patents which may have arisen prior to April 3, 2006. In addition, ECHO agreed to pay the Registrant an amount equal to $200,000 U.S. as consideration for ECHO and the Registrant agreeing not to initiate any patent infringement suit, action or administrative proceeding against one another in the United States or Canada prior to April 1, 2009, except for breach of the Agreement.
As further consideration for entering into the Agreement, ECHO has agreed to pay the Registrant forward running royalties beginning as of April 1, 2006 on electronic check conversion transactions performed in the Direct Consumer Field which includes ACH transactions with a Standard Entry Class designation of "POP" and forward running royalties beginning as of April 1, 2006 on Visa POS Check transactions where ECHO operates as a Third Party Processor and/or an Acquirer Processor throughout the remainder of the License Term, ending January 16, 2013.

The remainder of the Agreement is subject to a confidentiality provision.

On April 3, 2006, the Registrant issued a press release announcing the settlement, which release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of LML Payment Systems Inc. dated April 03, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 03, 2006	LML PAYMENT SYSTEMS INC. By: /s/ Carolyn Gaines Carolyn Gaines Corporate Secretary

Exhibit Index
Exhibit No.	Description
99.1	Press Release of LML Payment Systems Inc. dated April 03, 2006